Exhibit 99.1

    Harleysville Group Quarterly Results Impacted by Workers Compensation,
                  Winter Storm and Personal Lines Losses;
               Strong Growth in Commercial Business Continues

   HARLEYSVILLE, Pa., April 25 /PRNewswire-FirstCall/ --
Harleysville Group Inc. (Nasdaq: HGIC) today reported a diluted operating loss of $0.10 per share for the first quarter, reflecting the impact of its previously announced $20 million pretax workers compensation reserve adjustment and $3.6 million of winter storm property catastrophe losses, as well as poor personal lines results. At the same time, the company reported ongoing strong premium growth in its core commercial business segment during the first quarter of 2003.
   The diluted net loss per share for the first quarter of 2003 was $0.11, versus diluted net income of $0.44 in the first quarter of 2002. On a per share basis, the company had $0.01 of realized investment losses in the first quarter of 2003, compared to a $0.01 gain in the first quarter of 2002.
   The $0.10 diluted operating loss per share, which excludes the impact of net realized after-tax investment losses that are included in the net loss, compared to diluted operating earnings of $0.43 for the same period in 2002.
   "We are disappointed in our results this quarter, but we have taken the quick action necessary to address workers compensation reserve adequacy," commented Walter R. Bateman, Harleysville Group's chairman and chief executive officer. "Our decisive response to the adverse activity we saw late in the quarter underscores our commitment to maintaining reserve adequacy. Overall, our disciplined small commercial strategy continues to deliver double-digit premium growth and our balance sheet remains strong."
   The company's first quarter earnings were reduced by $20 million pretax, or $0.43 per share after tax, due to the workers compensation reserve adjustment, while the property catastrophe losses resulting from the winter storms of $3.6 million, or $0.08 per share after tax, were capped by the quarterly aggregate reinsurance agreement with Harleysville Mutual Insurance Company. In the first quarter of 2002, Harleysville Group's property catastrophe losses were $0.8 million, or $0.02 per share after tax.
   Harleysville Group's overall statutory combined ratio* was 115.4 percent in the first quarter of 2003, compared to 103.3 percent in the first quarter of 2002. The workers compensation reserve adjustment added 10.0 points to the combined ratio. The property catastrophe losses added 1.8 points, in contrast to the first quarter of 2002 when property catastrophe losses contributed 0.4 points to the combined ratio.
   First quarter net written premiums rose 13 percent to $215.3 million in 2003 from $190.7 million in 2002.
   First quarter pretax investment income was unchanged at $21.4 million in 2003, while after-tax investment income rose 1 percent to $16.5 million. Operating cash flow for the first quarter was $37.5 million, $12.5 million higher than the prior year's first quarter.

   Commercial lines
   Triggered by significantly higher-than-expected loss reporting that emerged near the quarter's end, the company strengthened its workers compensation reserves and reviewed its workers compensation claims files. That evaluation identified the need for additional strengthening, and the company announced on April 23 that it had increased its total reserve adjustments for the quarter to $20 million.
   Reserve adjustments in this line accounted for 70.5 points of the 192.2 percent workers compensation combined ratio, and represented 13.4 points of the 114.1 percent commercial lines combined ratio. The commercial lines combined ratio for the first quarter of 2002 was 103.2 percent. The company reported underwriting profitability in its commercial auto and commercial multi-peril business, which generated combined ratios of 96.0 percent and 98.8 percent, respectively. Commercial lines net written premiums rose 16 percent in the first quarter to $170.5 million - the company's 12th consecutive quarterly double-digit premium increase - primarily reflecting the result of higher pricing.

   Personal lines
   Harleysville Group's personal lines combined ratio was 119.3 percent in the first quarter of 2003, versus 103.1 percent during the first quarter of 2002. In addition to property catastrophe losses, large loss activity in personal auto and homeowners further impacted the quarter's results. For the quarter, net written premiums increased by 1 percent to $44.7 million in 2003.

   Outlook
   "We are not wavering from the execution of our strategy," Bateman stated. "We have a high-quality small commercial risk portfolio - which accounts for more than three-quarters of our business - and a solid balance sheet. With those as our foundation, we believe we can achieve operating earnings per share in the $1.45 to $1.55 range for the year."

   Webcast
   The company will host a live Webcast today, Friday, April 25, 2003, at 9:00 a.m. (ET) to discuss its first quarter results. The Webcast will be available from the financial section of the company's Web site
(www.harleysvillegroup.com). An archive of the presentation will be available until May 9, 2003, on the company's Web site.

   Corporate profile
   Harleysville Insurance, "Good people to know," is the premier provider of insurance products and services for small businesses and individuals, and ranks among the top 50 U.S. property/casualty insurance groups based on net written premiums. Harleysville Group Inc. (Nasdaq: HGIC) is a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A (Excellent) by A.M. Best Company. Harleysville Insurance, which distributes its products through independent insurance agents, operates in 32 Eastern and Midwestern states. Further information can be found on the company's Web site.

   * "Statutory combined ratio" is a measure of underwriting profitability and is based on numbers determined under statutory accounting practices. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

   Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.


                                     Harleysville Group Inc. and Subsidiaries
   FINANCIAL HIGHLIGHTS                                Quarter ended March 31
   (in thousands, except per share data)                    2003        2002
   OPERATING RESULTS
   Diluted earnings per common share:
           Operating income (loss)                        ($0.10)      $0.43
           Realized gains (losses), net
            of tax                                         (0.01)       0.01
           Net income (loss)                              ($0.11)      $0.44
   Cash dividend per common share                         $0.165       $0.15

   FINANCIAL CONDITION                March 31, 2003       December 31, 2002
   Assets                                 $2,367,238              $2,311,524
   Shareholders' equity                     $623,524                $632,112
            Per common share                  $20.69                  $21.13




   CONSOLIDATED STATEMENTS OF INCOME
    (LOSS)                                             Quarter ended March 31
    (in thousands, except per share data)                    2003        2002
   REVENUES:
   Premiums earned                                      $198,829    $182,505
   Investment income, net of investment
    expense                                               21,447      21,482
   Realized investment gains (losses)                       (433)        478
   Other income                                            4,520       3,745
            Total revenues                               224,363     208,210
   LOSSES AND EXPENSES:
   Losses and loss settlement expenses                   163,759     127,272
   Amortization of deferred policy
    acquisition costs                                     48,317      44,622
   Other underwriting expenses                            18,557      16,922
   Interest expense                                        1,394       1,421
   Other expenses                                          1,211       1,050
           Total expenses                                233,238     191,287
   Income (loss) before income taxes                      (8,875)     16,923
            Income taxes (benefit)                        (5,635)      3,583
   Net income (loss)                                     ($3,240)    $13,340
   Weighted average number of shares
    outstanding:
            Basic                                     29,987,316  29,510,116
            Diluted                                   29,987,316  30,062,578
   Per common share:
            Basic earnings (loss)                         ($0.11)      $0.45
            Diluted earnings (loss)                       ($0.11)      $0.44

    These financial figures are unaudited.



                                     Harleysville Group Inc. and Subsidiaries
   CONSOLIDATED BALANCE SHEETS
   (in thousands, except share data)       March 31, 2003*  December 31, 2002
   ASSETS
   Investments:
           Fixed maturities:
                Held to maturity, at
                 amortized cost (fair
                 value $383,827                  $352,732           $385,162
                     and $416,942)
                Available for sale, at
                 fair value (amortized
                 cost $1,122,764                1,191,933          1,124,869
                     and $1,051,880)
           Equity securities, at fair
            value (cost $93,633 and
            $96,849)                              102,119            107,177
           Short-term investments, at
            cost, which approximates
            fair value                            101,441             89,692
                Total investments               1,748,225          1,706,900
   Cash                                             2,491              2,944
   Premiums in course of collection               140,306            138,905
   Reinsurance receivable                          88,237             75,488
   Accrued investment income                       20,505             21,552
   Deferred policy acquisition costs               99,255             94,896
   Prepaid reinsurance premiums                    20,037             19,421
   Property and equipment, net                     26,363             27,556
   Deferred income taxes                           31,821             25,784
   Securities lending collateral                  137,702            139,215
   Due from affiliate                                                 10,709
   Other assets                                    52,296             48,154
                Total assets                   $2,367,238         $2,311,524
   LIABILITIES AND SHAREHOLDERS' EQUITY
   Liabilities:
           Unpaid losses and loss
            settlement expenses                  $977,761           $928,335
           Unearned premiums                      423,347            406,277
           Accounts payable and accrued
            expenses                              106,867            109,965
           Securities lending
            obligation                            137,702            139,215
           Debt                                    95,620             95,620
           Due to affiliate                         2,417
                Total liabilities               1,743,714          1,679,412
   Shareholders' equity:
           Preferred stock, $1 par
            value; authorized 1,000,000
            shares;
                none issued
           Common stock, $1 par value,
            authorized 80,000,000
            shares;
                issued 31,157,811 and
                 30,917,575 shares;
               outstanding 30,139,312
                and 29,917,575 shares              31,158             30,918
   Additional paid-in capital                     154,938            149,091
   Accumulated other comprehensive
    income                                         45,406             49,086
   Retained earnings                              410,370            418,582
   Deferred compensation                           (2,356)
   Treasury stock, at cost, 1,018,499
    shares                                        (15,992)           (15,565)
                Total shareholders'
                 equity                           623,524            632,112
   Total liabilities and shareholders'
    equity                                     $2,367,238         $2,311,524

    * These financial figures are unaudited.


                                    Harleysville Group Inc. and Subsidiaries
   SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
                                                     Quarter ended March 31
   (dollars in thousands)                            2003              2002
   Net premiums written                          $215,283          $190,655
   Statutory surplus                             $493,404          $543,014

   Pretax investment income                       $21,447           $21,482
   Related federal income taxes                     4,973             5,177
   After-tax investment income                    $16,474           $16,305


   SEGMENT INFORMATION
                                                    Quarter ended March 31
   (dollars in thousands)                            2003              2002
   Revenues:
          Premiums earned:
              Commercial lines                   $148,749          $128,305
              Personal lines                       50,080            54,200
              Total premiums earned               198,829           182,505
          Net investment income                    21,447            21,482
          Realized investment gains
           (losses)                                  (433)              478
          Other                                     4,520             3,745
          Total revenues                         $224,363          $208,210


   Income before income taxes:
         Underwriting gain (loss):
             Commercial lines                    ($28,006)         ($10,164)
             Personal lines                        (7,894)            1,424
             SAP underwriting loss                (35,900)           (8,740)
         GAAP adjustments                           4,096             2,428
              GAAP underwriting loss              (31,804)           (6,312)
         Net investment income                     21,447            21,482
         Realized investment gains
          (losses)                                   (433)              478
         Other                                      1,915             1,275
         Income (loss) before income
          taxes                                   ($8,875)          $16,923

   Income taxes on net investment income           $4,973            $5,177
   Income tax on remaining loss                   (10,608)           (1,594)
         Total income taxes (benefit)             ($5,635)           $3,583

   Effective tax rate on:
         Net investment income                      23.2%             24.1%
         Net income                                 63.5%             21.2%

   These financial figures are unaudited.



                                    Harleysville Group Inc. and Subsidiaries
   STATUTORY DATA BY LINE OF BUSINESS
                                                     Quarter ended March 31
   (dollars in thousands)                            2003              2002

   Net premiums written:

   Commercial:
         Automobile                               $55,243           $47,076
         Workers' compensation                     32,773            31,943
         Commercial multi-peril                    64,812            54,310
         Other commercial                          17,709            13,129

        Total commercial                         $170,537          $146,458

   Personal:
         Automobile                               $29,597           $28,970
         Homeowners                                13,472            13,395
         Other personal                             1,677             1,832

        Total personal                            $44,746           $44,197

   Total personal and commercial                 $215,283          $190,655


   Combined ratios:

   Commercial:
         Automobile                                 96.0%             97.5%
         Workers' compensation                     192.2%            122.0%
         Commercial multi-peril                     98.8%            100.1%
         Other commercial                           83.8%             89.8%

        Total commercial                           114.1%            103.2%

   Personal:
         Automobile                                117.5%            113.5%
         Homeowners                                124.0%             89.3%
         Other personal                            114.8%             59.7%

        Total personal                             119.3%            103.1%

   Total personal and commercial                   115.4%            103.3%


   Losses paid                                   $128,637          $116,447

   Net catastrophe losses incurred                 $3,649              $807

    These financial figures are unaudited.

SOURCE  Harleysville Group Inc.
   -0-                             04/25/2003
   /CONTACT: Carol Manning (Investors), +1-215-256-5020 or cmanning@harleysvillegroup.com; or Randy Buckwalter (Media), +1-215-256-5288 or rbuckwalter@harleysvillegroup.com, both of Harleysville Group/
   /Web site:  http://www.harleysvillegroup.com /
   (HGIC)